                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CENTENNIAL TECHNOLOGIES, INC.

                                     *******
         1. The name of the corporation is CENTENNIAL TECHNOLOGIES, INC.

         2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is Five Million (5,000,000) shares of Common Stock, of the par value of One Cent ($.01) per share and One Million (1,000,000) shares of Preferred Stock, of the par value of One Cent ($.01) per share, amounting in the aggregate to Sixty Thousand and 00/100 Dollars ($60,000.00).

         Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of each class shall be determined by the Board of Directors of the corporation from time to time.

         5. The name and mailing address of the corporation's incorporator is Emanuel Pinez, c/o Centennial Technologies, Inc., 37 Manning Road, Billerica, Massachusetts 01821.

         6. The name and address of the persons who are to serve as the directors of the Corporation until the first annual meeting of the stockholders or until his successor(s) is elected and qualified are:

                                  Emanuel Pinez
                                237 Dodge Street
                          Beverly, Massachusetts 01915

         7. The corporation is to have perpetual existence.

         8. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the bylaws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such agent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such commitee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporation, as its board of directors shall deem expedient and for the best interests of the corporation.

         9. To the maximum extent permitted by Section 102(b) (7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         11. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         12. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; except that any such amendment shall be made by the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation.

         THE UNDERSIGNED, being the incorporator named hereinbefore, for the purposes of forming a corporation pursuant to the General Corporation Law of the

State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein state are true, and accordingly, has hereunto set his hand this 5th day of January, 1994.




                                 /s/ Emanuel Pinez
                                 --------------------------------------------
                                 Emanuel Pinez


COMMONWEALTH OF MASSACHUSETTS)
                                 ) ss.:
COUNTY OF MIDDLESEX              )

         BE IT REMEMBERED that on this 5th day of January, 1994, personally came before me, a Notary Public for the Commonwealth of Massachusetts, Emanuel Pinez, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

         GIVEN under my hand and seal of office the day and year aforesaid.



                                 /s/ Janet M. Davenport
                                 --------------------------------------------
                                 Janet M. Davenport
                                 Notary Public
                                 My Commission Expires:             3/04/94

                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER ("Merger Agreement"), dated as of January 21, 1994 is between C. CENTENNIAL, INC., a Massachusetts corporation ("Centennial of Massachusetts") and CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation ("Centennial of Delaware"). Centennial of Massachusetts and Centennial of Delaware are hereafter sometimes collectively referred to as the "Constituent Corporation".

         WHEREAS, Centennial of Massachusetts is a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts;

         WHEREAS, Centennial of Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, on the date of this Merger Agreement, Centennial of Massachusetts has authority to issue one hundred thousand (100,000) shares of Common Stock, $.01 par value per share ("Centennial of Massachusetts Common Stock"), 100,000 of which shares are issued and outstanding;

         WHEREAS, on the date of this Merger Agreement, Centennial of Delaware has authority to issue 5,000,000 shares of Common Stock, $.01 par value per share ("Centennial of Delaware Common Stock"), 100 shares of which are issued and outstanding and 1,000,000 shares of Preferred Stock, $.01 par value per share ("Centennial of Delaware Preferred Stock"), no shares of which are issued and outstanding;

         WHEREAS, the respective Boards of Directors of Centennial of Massachusetts and Centennial of Delaware have determined that it is advisable and in the best interests of each of such corporations that Centennial of Massachusetts merge in a tax-free reorganization with and into Centennial of Delaware upon the terms and subject to the conditions of this Merger Agreement; and

         WHEREAS, the respective Boards of Directors of Centennial of Massachusetts and Centennial of Delaware have, by resolutions duly adopted, approved this Merger Agreement, and the shareholders of Centennial of Massachusetts have duly approved this Merger Agreement by unanimous written consent dated January 10, 1994 and the shareholders of Centennial of Delaware have, by unanimous written consent, duly approved this Merger Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Centennial of Massachusetts and Centennial of Delaware hereby agree as follows:

         1. Merger. Centennial of Massachusetts will be merged with and into Centennial of Delaware (the "Merger"), and Centennial of Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The merger shall become effective upon the time and date of filing of such documents as may be required under applicable law ("Effective Time").

         2. Governing Documents. The Certificate of Incorporation of Centennial of Delaware as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws, and the Bylaws of Centennial of Delaware as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws.

         3. Succession. At the Effective Time, the separate corporate existence of Centennial of Massachusetts shall cease, and Centennial of Delaware shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities and duties of Centennial of Massachusetts; and all and singular, the rights, privileges, powers and franchises of Centennial of Massachusetts and all property, real, personal and mixed, and all debts due to Centennial of Massachusetts on whatever account, as well as for share subscriptions and all other things in action or belonging to Centennial of Massachusetts shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation s they were of Centennial of Massachusetts, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in Centennial of Massachusetts shall not revert or be in any way impaired by reason of the General Corporation Law of the State of Delaware; but all rights of creditors and all liens upon any property of Centennial of Massachusetts shall be preserved unimpaired; and all debts, liabilities and duties of Centennial of Massachusetts shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Centennial of Massachusetts, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Centennial of Delaware and shall be as effective and binding thereon as the same were with respect to Centennial of Massachusetts. The employees and agents of Centennial of Massachusetts shall become the employees and agents of Centennial of Delaware and continue to be entitled to the same rights and benefits which they enjoyed as employees of Centennial of Massachusetts.

         4. Further Assurance. From time to time, as and when required by Centennial of Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Centennial of Massachusetts such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, or record or otherwise, in Centennial of Delaware the title to an possession of all property, interest, assets, rights, privileges, immunities, powers, franchises and authority of Centennial of Massachusetts and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Centennial of Delaware are fully authorized in the name and on behalf of Centennial of Massachusetts to take any and all such action and to execute and delivery any and all deeds and other instruments.

         5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each of the shares of Centennial of Massachusetts Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into and one (1) fully-paid and non-assessable share of Centennial of Delaware Common Stock. No fractional shares will be issued.

                  (b) The 100 shares of Centennial of Delaware Common Stock presently issued and outstanding shall be given to Centennial of Delaware as a capital contribution and shall be cancelled and resume the status of authorized and unissued shares of Centennial of Delaware Common Stock, and no shares of Centennial of Delaware Common Stock or other securities of Centennial of Delaware shall be issued in respect thereof.

         6. Conversion of Warrants and Options. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, unless the Board of Directors determines otherwise, each option and/or warrant to purchase Centennial of Massachusetts Common Stock outstanding immediately prior to the Effective Time shall be changed and converted into an option and/or warrant to purchase Centennial of Delaware Common Stock on the basis of the following ratio:

                  (a) Options to purchase one (1) share of Centennial of Massachusetts Common Stock shall be converted into an option to purchase one (1) share of Centennial of Delaware Common Stock.

                  (b) Warrants to purchase one (1) share of Centennial of Massachusetts Common Stock shall be converted into a warrant to purchase one (1) share of Centennial of Delaware Common Stock.

         7. Stock Certificates. At an after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Centennial of Massachusetts Common Stock shall be presented to Centennial of Delaware to be exchanged for certificates representing shares of Centennial of Delaware Common Stock as converted as herein provided. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Centennial of Delaware or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Centennial of Delaware Common Stock evidenced by such outstanding certificate as above provided. All certificates representing shares of Centennial of Delaware outstanding immediately prior to the Effective Time shall be surrendered to Centennial of Delaware for cancellation; at and after the Effective Time, the shares represented by such certificates shall be deemed to be cancelled whether or not the certificates have been surrendered or otherwise accounted for.

         8. Employee Benefit Plans. As of the Effective Time, Centennial of Delaware hereby assumes all obligations of Centennial of Massachusetts under all employee benefit plans in effect, if any, as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding, if any, as of the Effective Time.

         9. Amendment. Subject to applicable law, this Merger Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

         10. Abandonment. At any time prior to the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either of Centennial of Massachusetts or Centennial of Delaware, or either of them, notwithstanding approval of this Merger Agreement by the stockholders of any of said corporations if circumstances arise which, in the opinion of the Board of Directors of Centennial of Massachusetts or Centennial of Delaware make the Merger inadvisable.

         11. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

         IN WITNESS WHEREOF, Centennial of Massachusetts and Centennial of Delaware have caused this Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.





                                               C. CENTENNIAL, INC.
                                               a Massachusetts corporation


ATTEST:                                        By: /s/ Emanuel Pinez
                                                  --------------------------
/s/ Carole Ouellette                              Emanuel Pinez
---------------------
Carole Ouellette
Clerk


                                               CENTENNIAL TECHNOLOGIES, INC.
                                               a Delaware corporation



ATTEST:

                                               By: /s/ Emanuel Pinez
                                                  ---------------------------
                                                  Emanuel Pinez, President


/s/ Andrew D. Myers
-------------------------
Andrew D. Myers
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CENTENNIAL TECHNOLOGIES, INC.

                                   **********

         CENTENNIAL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting on June 30, 1995, all of the directors and at a meeting on August 9, 1995, a majority of the stockholders of CENTENNIAL TECHNOLOGIES, INC., adopted the following resolution amending the Certificate of Incorporation of said corporation:

"RESOLVED:                 That the Certificate of Incorporation of the
                           Corporation be amended by change of the article thereof numbered "4" so that, as amended, said
                           Article 4 shall be, and read, in its entirety, as follows:

                                    "4. The total number of shares of stock
                                    which the corporation shall have authority to issue is sixteen million (16,000,000) shares, fifteen million (15,000,000) shares of which shall be Common Stock, of the par value of ($.01) per share, and one million (1,000,000) shares of Preferred Stock, of the par value of ($.01) per share, amounting in the aggregate to One Hundred Sixty Thousand and 00/100 Dollars ($160,000.00).

                                    Additional designations and powers,
                                    preferences and rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time."

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said CENTENNIAL TECHNOLOGIES, INC., has caused this Certificate of Amendment to be signed by Emanuel Pinez, its Chief Executive Officer and Andrew D. Myers, its Assistant Secretary this 9th day of August, 1995.



                                                 /s/ Emanuel Pinez
                                                 ----------------------------
                                                 Emanuel Pinez
                                                 President



/s/ Andrew D. Myers
----------------------------
Andrew D. Myers
Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CENTENNIAL TECHNOLOGIES, INC.

                                     *******

         CENTENNIAL TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting on August 1, 1996, all of the directors and at a meeting on November 6, 1996, a majority of the stockholders of CENTENNIAL TECHNOLOGIES, INC., adopted the following resolution amending the Certificate of Incorporation of said corporation:

         RESOLVED:         That the Certificate of Incorporation of the
                           Corporation be amended by change of the article thereof numbered "4" so that, as amended, said
                           Article 4 shall be, and read, in its entirety, as follows:

                                    "4. The total number of shares of stock
                                    which the corporation shall have authority to issue is fifty-one million (51,000,000) shares, fifty million (50,000,000) shares of which shall be Common Stock, of the par value of $.01 per share, and one-million (1,000,000) shares of Preferred Stock, of the par value of $.01 per share, amounting in the aggregate to Five Hundred Ten Thousand ($510,000.00).

                                    Additional designations and powers,
                                    preferences and rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time."

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said CENTENNIAL TECHNOLOGIES, INC., has caused this Certificate of Amendment to be signed by John J. McDonald, its President and Andrew D. Myers, its Assistant Secretary this 12th day of November, 1996.




                                             /s/ John J. McDonald
                                             --------------------------------
                                             John J. McDonald, President




/s/ Andrew D. Myers
----------------------------------------
Andrew D. Myers, Assistant Secretary